                                                          EXHIBIT 3.1

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2920563

                       THE COMMONWEALTH OF MASSACHUSETTS
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)


We,      G. Drew Conway,                             *President/xxxxxxxxxxxx.
   -------------------------------------------------,

and      Robert E. Foley                               , *Clerk xxxxxxxxxxxx.
   ----------------------------------------------------

of       The Registry, Inc.
  --------------------------------------------------------------------------.
                          (Exact name of corporation)

located at 189 Wells Ave., Newton, MA 02159
          ------------------------------------------------------------------.
                   (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:


         Article III
----------------------------------------------------------------------------
         (Number those articles 1,2,3,4,5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on November 21, 1996, by vote of:

9,635,935   shares of   Common Stock   of   10,230,000 shares outstanding,
-----------          -----------------   -------------
                       (type, class & series, if any)

            shares of                  of            shares outstanding, and
-----------          -----------------    ----------
                       (type, class & series, if any)

            shares of                  of               shares outstanding,
-----------          -----------------    -------------
                       (type, class & series, if any)

**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/**




*Delete the inapplicable words          **Delete the inapplicable clause.
/1/ For amendments adopted pursuant to Chapter 156B, Section 70.
/2/ For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 by 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.


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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
 TYPE          NUMBER OF SHARES        TYPE      NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:          29,000,000          Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                           Preferred:     1,000,000            $0.10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
 TYPE          NUMBER OF SHARES        TYPE      NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:          49,000,000          Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                           Preferred:     1,000,000            $0.10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                              .
                     ------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 8th day of January, 1997.
                                            ---        -------    --

          /s/ G. Drew Conway                        , *President
----------------------------------------------------
             G. Drew Conway

          /s/ Robert E. Foley                        . *Clerk
-----------------------------------------------------
              Robert E. Foley

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)


                ===============================================


                I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this _______ day of ___________ 19____.


                Effective date:
                               --------------------------------




                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth




                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

                      Cynthia A. Bacon, Senior Paralegal
                      Ropes & Gray
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                      One International Place
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                      Boston, MA  0211-2624
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